Exhibit 3.354

Exhibit 3.354

D

The Commonwealth of Massachusetts

GRAPHICS APPEARS HERE

Examiner

William Francis Galvin

Secretary of the Commonwealth

One Ashburton Place, Boston, Massachusetts 02108-1512

ARTICLES OF ORGANIZATION

(General Laws, Chapter 156B)

ARTICLE I

GRAPHICS APPEARS HERE

Name

Approved

The exact name of the corporation is:

UHS of Westwood Pembroke, Inc.

ARTICLE II

The purpose of the corporation is to engage in the following business activities:

Own And Operate A Behavioral Health Facility. Notwithstanding the foregoing, the purpose of the corporation is to engage in any lawful act or activity for which a corporation may be organized under the Massachusetts Business Corporation law.

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00321036

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Note: If the space provided under any article or item on this form is insufficient, [Illegible] shall be set forth on one side only of separate 8 1/2 × 11 sheets of paper with a left margin of at least 1 inch. Additions to more than one article may be made on a single sheet so long as each article requiring each addition is clearly indicated.

P.C

(MASS,—1635—10/11/95)

[Illegible]

ARTICLE III

State the total number of shares and par value, if any, of each class of stock which the corporation is authorized to issue.

WITHOUT PAR VALUE

WITH PAR VALUE

TYPE

NUMBER OF SHARES

TYPE

NUMBER OF SHARES

PAR VALUE

Common: Common: 1,000 $0.01

Preferred. Preferred:

ARTICLE IV

If more than one class of stock is authorized, state a distinguishing designation for each class. Prior to the issuance of any shares of a class, if shares of another class are outstanding, the corporation must provide a description of the preferences, voting powers, qualifications, and special or relative rights or privileges of that class and of each other class of which shares are outstanding and of each series then established within any class.

ARTICLE V

The restrictions if any imposed by the Articles of Organization upon the transfer of shares of stock of any class are:

ARTICLE VI

**Other lawful provisions, if any, for the conduct and regulation of the business and affairs of the corporation, for its voluntary dissolution, or for limiting, defining, or regulating the powers of the corporation, or of its directors or stockholders, or of any class of stockholders:

**If there are no provisions state “[Illegible]”

Note: The [Illegible] six (6) articles are considered to be permanent and may ONLY be changed by filing appropriate Articles of Amendment.

ARTICLE VII

The effective date of organization of the corporation shall be the date approved and filed by the Secretary of the Commonwealth. If a later effective date is desired, specify such date (illegible) shall not be more than thirty days after the date of filing.

ARTICLE VIII

The information contained in Article VIII is not a permanent part of the Articles of Organization.

a. The street address (post office boxes are not acceptable) of the principal office of the corporation in Massachusetts is:

45 Clapboard Tree Street, Westwood, Massachusetts 02090

b. The name, residential address and post office address of each director and officer of the corporation is as follows:

NAME

RESIDENTIAL ADDRESS

POST OFFICE ADDRESS

President:

Alan B. Miller

57 Crosby Brown Road,

Gladwyne, PA 19035

Treasurer:

Kirk E. Gorman

1566 Hancock Lane,

Wayne, PA 19087

Clerk:

Bruce R. Gilbert

722 Clarenden Road, Penn

Valley, PA 19072

Directors:

Alan B. Miller

367 S. Gulph Road, King

of Prussia, Pennsylvania

Kirk E. Gorman

367 S. Gulph Road, King

of Prussia, Pennsylvania

Debra K. Osteen

367 S. Gulph Road, King

of Prussia, Pennsylvania

c. The fiscal year(i.e., tax year) of the corporation shall end on the last day of the month of December

d. The name and business address of the resident agent, if any, of the corporation is C T CORPORATION SYSTEM

101 Federal Street, Boston, Massachusetts 02110

ARTICLE IX

By-laws of the corporation have been duly adopted and the president, treasurer, clerk and directors whose names are set forth above, have been duly elected.

IN WITNESS WHEREOF AND UNDER THE PAINS AND PENALTIES OF PERJURY, I/we, whose signature(s) appear below as incorporator(s) and whose name(s) and business or residential address(es) are clearly typed or printed beneath each signature do hereby associate with the intention of forming this corporation under the provisions of General Laws, Chapter 156B and do hereby sign these Articles of Organization as Incorporator(s) this 16th day of November 2000

[illegible]

Note: If an existing corporation is acting as incorporator, type in the exact name of the corporation, the state or other jurisdiction where it was incorporated, the name of the person signing on behalf of [illegible] corporation and the title he/she holds or other authority by which such [illegible]

[MASS,—1635]

FEDERAL IDENTIFICATION

NO. 23-3061361

[ILLEGIBLE]

[GRAPHIC APPEARS HERE]

[ILLEGIBLE]

[GRAPHIC APPEARS HERE]

Name Approved

The Commonwealth of Massachusetts

William Francis Galvin

Secretary of the Commonwealth

One Ashburton Place, Boston, Massachusetts 02108-1512 [illegible]

ARTICLES OF AMENDMENT

(General Laws, Chapter 156B, Section 72)

We, Steve Filton, / *Vice President,

and Celeste A. Stellabott, *Assistant Clerk,

of UHS of Westwood Pembroke, Inc.

(Exact name of corporation)

located at 45 Clapboard Tree Street, Westwood, MA

(Street address of corporation in Massachusetts)

certify that these Articles of Amendment affecting articles numbered:

II

(Number those articles of 1, 2,3,4,5 and/or 6 being amended)

of the Articles of Organization were duly adopted at a meeting held on January 10th,

2001 by vote of:

1,000 shares of Common of 1,000 shares outstanding,

(type, class & series, if any)

            shares of             of             shares outstanding, and

(type, class & series, if any)

            shares of             of             shares outstanding,

(type, class & series, if any)

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1 ** being at least a majority of each type, class or series outstanding and entitled to vote thereon: / or 2 **being at least two-thirds of each type, class or series outstanding and entitled to vote thereon and of each type, class or series of stock whose rights are adversely affected thereby:

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[ILLEGIBLE]

P.C

(MASS,—1636—9/25/95)

To change the number of shares and the par value (if any) of any type, class or series of stock which the corporation is authorized to issue, fill in the following:

The total presently authorized is:

WITHOUT PAR VALUE STOCKS

WITH PAR VALUE STOCKS

TYPE

NUMBER OF SHARES

TYPE

NUMBER OF SHARES

PAR VALUE

Common:

Common:

Preferred:

Preferred:

Change the total authorized to:

WITHOUT PAR VALUE STOCKS

WITH PAR VALUE STOCKS

TYPE

NUMBER OF SHARES

TYPE

NUMBER OF SHARES

PAR VALUE

Common:

Common:

Preferred:

Preferred:

Article II

The purpose of the corporation is to engage in the following activities:

Own and operate two behavioral health facilities. Notwithstanding the foregoing, the purpose of the corporation is to engage in any lawful act or activity for which a corporation may be organized under the Massachusetts Business Corporation Law.